Release:    Immediate    January 31, 2017

Keith Creel becomes CEO of Canadian Pacific; affirms commitment to safety, best-in-class service

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) today announced that Keith Creel has assumed his new role as president and chief executive officer, becoming the 17th person to lead the company since 1881.

“I am humbled, honoured and blessed to be leading CP,” Creel said. “I look forward to working closely with employees, customers, shareholders, government and community leaders, and other key stakeholders as we continue to build the iconic CP brand – a brand built on service, safety and doing what we say we will do.”

Creel was appointed president and chief operating officer in February, 2013 and joined the CP Board of Directors in May of 2015. Creel previously served as the executive vice president and chief operating officer of Canadian National Railway Company.

“This transition has been planned since Keith’s arrival back in 2013 and we are confident in his abilities to lead the company,” said Andrew F. Reardon, Chairman of the Board. “Under Hunter Harrison’s leadership, CP built a strong foundation for future success; that foundation, together with Keith’s passion for railroading, operational expertise and commitment to customer service and safety, positions the company well for many years to come.”

For 11 consecutive years, CP has been the safest Class 1 railroad in North America, measured by train-accident frequency.

“As a result of our dedication to safety, in 2016 we celebrated our lowest train accident frequency ever,” Creel said. “Still, we acknowledge that one incident is too many and we will continue to hold ourselves and others accountable when it comes to safety.”

Under Creel’s leadership, CP will continue to find safer, more efficient ways to connect customers to domestic and global markets, and will continue to play a prominent role in connecting communities in both Canada and the U.S.

“To be leading such an iconic company as Canada celebrates its 150 anniversary, is truly special,” Creel said. “CP has a proud history and I am privileged to stand alongside today’s railroaders to build an even brighter future. I am excited to connect with employees, customers and communities across the continent as we continue to safely move the North American economy.”

Forward Looking Statement

This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to our operations, priorities and plans, anticipated financial performance, business prospects, planned capital expenditures, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. To the extent that CP has provided guidance using non-GAAP financial measures, the Company may not be able to provide a reconciliation to a GAAP measure, due to unknown variables and uncertainty related to future results.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP.
Contacts:
Media
Martin Cej
403-319-7298
Martin_Cej@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca